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EXHIBIT 20.2.

LETTER FROM BMRS DATED DECEMBER 21, 2001

December 21, 2001

Securities and Exchange Commission
450 5th Street, NW
Washington, DC 20549

Re: ESCAgenetics Corporation

Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of ESCAgenetics Corporation dated December 24, 2001.

Yours truly,

BADER MARTIN ROSS & SMITH, P.S.

/s/ Howard Sibelman
Shareholder

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LETTER FROM BMRS DATED DECEMBER 21, 2001